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                                                  The Mills Corporation

(Name of Registrant as Specified In Its Charter)

Gazit-Globe Ltd., Chaim Katzman, M G N (USA) Inc., Gazit (1995) Inc.,

                                Hollywood Properties Ltd., Gazit Canada Inc.

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November 8, 2006

Gazit-Globe Files Suit Against The Mills Corporation

to Force Mills to Hold Annual Meeting

TEL AVIV—Gazit-Globe Ltd., Israel’s largest real estate investment company (TASE: GLOB), said today it has filed a lawsuit against The Mills Corporation (NYSE: MLS), seeking to compel the Chevy-Chase, Maryland based developer of regional malls and shopping centers to hold its annual meeting.

Gazit-Globe recently increased its ownership of common stock in The Mills Corporation to in excess of nine percent and expressed a desire to recapitalize the struggling company. The lawsuit was filed in Delaware where The Mills Corporation is incorporated.

Chaim Katzman, Gazit-Globe’s chairman, said it had been well over a month since Gazit originally contacted Mills to express its desire to aid in the search for strategic alternatives.

“Actions speak louder than words and the lack of action clearly indicates a board of directors which has embraced inertia,” wrote Katzman, in a letter to Mark Ordan, Mills’ CEO.

“It is now clear to us that Mills’ current Board of Directors and management team are not willing to engage us in a productive conversation,” continued Katzman. “While we cannot force the board to give our proposal the consideration it deserves, we can and will require the board to sit in judgment before the stockholders, the constituency that ultimately pays the price for, or shares the rewards of, the Board’s decisions.”

Katzman said Gazit-Globe would, among other actions, propose a slate of directors “who we believe will provide the necessary vision to guide Mills through these difficult times.”

“After weeks of procrastination, vague promises and lack of any productive outcome, we have been left with no choice but to take our concerns directly to the stockholders who will now have the chance to give their opinions regarding the board’s performance,” concluded Katzman.

(more)

Gazit-Globe Ltd. believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section

21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of Gazit-Globe Ltd. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

Important Information

Chaim Katzman, M G N (USA) Inc., Gazit (1995) Inc., Hollywood Properties Ltd., Gazit Canada Inc. intend to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of The Mills Corporation in connection with The Mills Corporation’s next meeting of stockholders to be held for the purpose of electing directors. Security holders are advised to read that proxy statement when it becomes available because it will contain important information. The proxy statement along with any other relevant documents, will be available for free at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting Jonathan Perle at 212-318-6618, or by sending an email to jonathanperle@paulhastings.com. Quantified information relating to the security holdings of persons who may be deemed to be participants in the solicitation of The Mills Corporation’s stockholders may be found in the Schedule 13D of Chaim Katzman, Gazit-Globe Ltd., M G N (USA) Inc., Gazit (1995) Inc., Hollywood Properties Ltd. and Gazit Canada Inc. filed on October 25, 2006 and amended on November 8, 2006 and as it may be further amended.

###

Attachments:

1.	Letter from Gazit Globe to The Mills Corporation
2.	Filed Lawsuit, filed lawsuit

[GAZIT-GLOBE LTD. LETTERHEAD]

VIA UPS AND

CERTIFIED MAIL/RETURN RECEIPT REQUESTED

November 8, 2006

Mark S. Ordan

Chief Executive Officer

The Mills Corporation

5425 Wisconsin Avenue, Suite 500

Chevy Chase, MD  20815

Dear Mark:

I am writing to inform you that Gazit is today filing a complaint in the Delaware Court of Chancery pursuant to 8 Del. C. § 211, demanding our right, as stockholders, to an annual meeting.

It has now been well over a month since Gazit, as a concerned stockholder with a significant stake in Mills, contacted Mills to express its desire to aid in the search for strategic alternatives. The net sum of our talks with Mills can only be defined as the absence of substance. It is now clear to us that Mills’ current Board of Directors and management team are not willing to engage us in a productive conversation. We believe your purpose is not to bring us into the strategic process, but rather to baffle, frustrate and ultimately deter Gazit’s efforts to give its recapitalization proposal the hearing it deserves.

As I am sure you are aware, Section 211(b) of the Delaware General Corporation Law contains a mandatory requirement that every Delaware corporation “shall” hold an "annual meeting of stockholders . . . for the election of directors.” The purpose of the statute is obvious – to once a year give substance to the stockholders’ franchise. The Mills’ stockholders have been disenfranchised for seventeen months while the current Board of Directors has again and again delayed calling its annual meeting because it has been unable to get its fiscal house in order. It is not the Board, however, that has suffered; it is the stockholders. While we cannot force the Board to give our proposal the consideration it deserves, we can and will require the Board to sit in judgment before the stockholders, the constituency that ultimately pays the price for, or shares the rewards of, the Board’s decisions.

In addition to proposing at the annual meeting a slate of directors who we believe will provide the necessary vision to guide Mills through these difficult times, we will also be proposing that stockholders approve an amendment to its charter to eliminate the classified board structure which, in this case, serves to entrench the current leadership.

We believe, and we think that our fellow stockholders will agree, that the current Mills Board is incapable of providing the guidance necessary to offer a vision of the future that will remedy its past failures. Actions speak louder than words, and the lack of action clearly indicates a board of directors which has embraced inertia.

The last time Mills held its annual meeting was June 7, 2005, on which day its stock price closed at $59.00 per share. Yesterday, the stock closed at $18.51 per share. Seventeen months have born witness to a long, steady decline in the stock price and we fear that without a coherent plan to re-tool Mills, the next seventeen months will be just as bleak for stockholders. Since the last annual meeting, Mills has experienced, among other problems:

•	another serious round of financial restatements, which have been so delayed as to risk NYSE delisting;
•	the commencement of an SEC accounting investigation;
•	increased leverage resulting in a potential financial crisis;
•	the cessation of common and preferred dividends; and
•	the forced cancellation of major projects, resulting in major losses.

Further, this long steady decline is not limited to Mills’ financial performance. My associates, our advisors or I have personally examined every property in the Mills’ portfolio. What we have found are properties in need of proactive asset and property management.

Our repeated request that Mills make available to its stockholders the details of its joint venture agreements via its quarterly Supplemental Report have gone unanswered.  In particular, we have sent to you letters dated October 12, and November 2, 2006 in which we have urged Mills to file the joint venture agreements with the SEC. Mills’ failure to comply with this request is clearly not in the interest of stockholders, all of whom are trying to derive a fair value for Mills, and some of whom may be bidders for Mills.  This lack of disclosure is even more disturbing, and the need more critical, than with other REITs, given that Mills’ largest joint venture partner also sits on its board and stockholders are kept in the dark regarding the agreements between the two.

Gazit has already invested considerable time and money in evaluating Mills’ business and properties and putting together its recapitalization proposal. Gazit remains ready, willing and able to provide you with a firm recapitalization offer without the need for additional due diligence, subject only to a review of your financials and the joint venture agreements that either eventually will or should be released publicly.

We believe that Mills’ requirement to have Gazit execute a standstill in order to obtain financial information that, in the ordinary course would already have been made public, is damaging to Mills’ value. A standstill agreement is not a legal requirement, but a tactical one. Given that a standstill requirement discriminates against credible bidders who are also stockholders, we urge Mills not to run “a process of the few,” but rather meet its fiduciary duty and engage in a “productive dialogue with the many” in order to maximize value for all stockholders.

We are putting you on notice that you should not enter into any definitive agreement as to a change of control transaction, or the sale of significant assets, before you have filed your financials and joint venture agreements and given all potential bidders, including Gazit, fourteen days to review such materials and submit firm offers to Mills. Your failure to provide us and other potential bidders with this opportunity would be detrimental to stockholders and deprive them of the ability to maximize their value; it may force Mills to pay a break-up fee that can be easily avoided.

It was our sincerest hope that we would receive some genuine indication from Mills that it was ready to deal with us in a forthright manner. We have been completely open in our dealings and had hoped that Mills would be as well. However, after weeks of procrastination, vague promises and lack of any productive outcome, we have been left with no choice but to take our concerns directly to the stockholders, who will now have the chance to give their opinions regarding the Board’s performance.

Yours very truly,

/s/ Chaim Katzman

Chaim Katzman

Chairman of the Board

cc: Board of Directors, The Mills Corporation

Important Information

Chaim Katzman, M G N (USA) Inc., Gazit (1995) Inc., Hollywood Properties Ltd., Gazit Canada Inc. intend to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of The Mills Corporation in connection with The Mills Corporation’s next meeting of stockholders to be held for the purpose of electing directors. Security holders are advised to read that proxy statement when it becomes available because it will contain important information. The proxy statement along with any other relevant documents, will be available for free at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting Jonathan Perle at 212-318-6618, or by sending an email to jonathanperle@paulhastings.com. Quantified information relating to the security holdings of persons who may be deemed to be participants in the solicitation of The Mills Corporation’s stockholders may be found in the Schedule 13D of Chaim Katzman, Gazit-Globe Ltd., M G N (USA) Inc., Gazit (1995) Inc., Hollywood Properties Ltd. and Gazit Canada Inc. filed on October 25, 2006 and amended on November 8, 2006 and as it may be further amended.

THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

GAZIT-GLOBE LTD., an Israeli real estate investment company, Plaintiff, v. THE MILLS CORPORATION, a Delaware corporation, Defendant.	) ) ) ) ) ) ) ) ) ) )	C.A. No._______________

COMPLAINT PURSUANT TO 8 DEL. C. § 211

Plaintiff Gazit-Globe Ltd. (“Gazit”), by and through its undersigned counsel, upon knowledge as to itself and upon information and belief as to all other matters, alleges for its complaint herein as follows:

Nature Of The Action

1.             This action seeks an order pursuant to Section 211 of the General Corporation Law (“Section 211”) summarily directing an annual meeting of stockholders of defendant The Mills Corporation (“Mills” or the “Company”) to be held at the earliest practicable date. More than thirteen months have passed since the Company held an annual meeting of stockholders. Accordingly, Gazit is entitled to an order summarily compelling the Company to hold an annual meeting as required under Section 211.

Parties

2.             Plaintiff Gazit is a real estate investment company organized under the laws of Israel. At all times relevant to this action, Gazit has been and continues to be a stockholder of the Company.

3.             Mills is a Delaware corporation with its principal place of business at 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815.

Factual Background

4.             Article II of the Company’s bylaws provides that “[t]he annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on the first Thursday in the month of May ... unless otherwise specified by resolution adopted by the Board of Directors, and at the time and place ... as determined by the Board of Directors.”

5.             The Company’s last annual meeting for the election of directors was held on June 7, 2005. The Company has not held an annual meeting of stockholders, nor have the stockholders acted by written consent to elect directors in lieu of an annual meeting, for more than thirteen months.

6.             As of the filing of this complaint, the Company has failed to designate a date for an annual meeting of stockholders to occur this year.

COUNT 1

7.             Plaintiff repeats and realleges the allegations set forth above as if fully set forth herein.

8.             The Company has not held an annual meeting of stockholders for the election of directors since June 7, 2005, more than thirteen months before the filing of this complaint.

9.             No action has been taken by written consent in lieu of an annual meeting within the last thirteen months to elect directors in accordance with Section 211.

10.          As of the date of the filing of this complaint, the Company has not designated a date for the holding of an annual meeting of stockholders.

11.          Pursuant to Section 211, if the Company fails to hold an annual meeting or if the stockholders do not act by written consent to elect directors in lieu of an annual meeting for a period of 13 months “after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.”

12.	Gazit has no adequate remedy at law.

WHEREFORE, Gazit respectfully requests that this Court enter an order pursuant to Section 211:

a.             Summarily ordering the Company to call and hold an annual meeting of stockholders at the earliest practicable date, but no later than December 15, 2006;

b.             Designating the time and place of the annual meeting, setting a prompt record date for the determination of the stockholders of the Company entitled to vote at the annual meeting, and approving the form of notice of the annual meeting;

c.             Awarding Gazit its costs and expenses, including attorneys’ fees, in connection with this action; and

d.             Granting Gazit such other and further relief as the Court deems just and proper.

Of Counsel: Kevin C. Logue Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6000

/s/ J. Travis Laster

J. Travis Laster (#3514)

Matthew F. Davis (#4696)

Abrams & Laster LLP

Brandywine Plaza West

1521 Concord Pike, Suite 303

Wilmington, Delaware 19803

(302) 778-1000

Attorneys for Plaintiff

Dated: November 8, 2006